Exhibit 3.2

BY-LAW NO. 3

A by-law relating generally to the

transaction of the business and affairs of

WESTERN URANIUM CORPORATION

(replacing and superceding

all prior by-laws adopted for the corporation)

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Article Seven SHARES	11

7.01 Issue:	11
7.02 Commissions:	11
7.03 Share Certificates:	12
7.04 Replacement of Share Certificates:	12
7.05 Transfer Agent:	12
7.06 Lien for Indebtedness:	12
7.07 Dealings with Registered Shareholder:	13

Article Eight DIVIDENDS AND RIGHTS	13

8.01 Dividends:	13
8.02 Dividend Cheques:	13
8.03 Record Date for Dividends and Rights:	13

Article Nine MEETINGS OF SHAREHOLDERS	14

9.01 Annual Meeting:	14
9.02 Special Meeting:	14
9.03 Place of Meetings:	14
9.04 Record Date:	14
9.05 Shareholder List:	14
9.06 Notice:	15
9.07 Proxy and Management Information Circular:	15
9.08 Shareholder Proposal:	15
9.09 Persons Entitled to be Present:	16
9.10 Chairman, Secretary and Scrutineer:	16
9.11 Quorum:	16
9.12 Persons Entitled to Vote:	17
9.13 Proxies:	17
9.14 Revocation of Proxies:	18
9.15 Voting:	18
9.16 Show of Hands:	18
9.17 Ballots:	19
9.18 Adjournment:	19
9.19 Procedure at Meetings:	19
9.20 One-Shareholder Meeting:	19
9.21 Signed Resolutions:	19

Article Ten NOTICES	20

10.01 To Shareholders and Directors:	20
10.02 To Others:	20
10.03 Changes in Recorded Address:	21
10.04 Computation of Days:	21
10.05 Omissions and Errors:	21
10.06 Unregistered Shareholders:	21
10.07 Waiver of Notice:	21

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Article One

DEFINITIONS AND
INTERPRETATION

1.01	Definitions:

In this by-law and all other by-laws of the Corporation, unless otherwise defined or the context otherwise requires:

(a)	“Act” means the Ontario Business Corporations Act or any successor statute, as amended from time to time, and the regulations thereunder;

(b)	“board” means the directors of the Corporation, and includes the sole director of the Corporation when the number of directors of the Corporation is one;

(c)	“by-laws” means all by-laws of the Corporation from time to time in effect;

(d)	“Corporation” means Western Uranium Corporation;

(e)	“Director” means the Director appointed under the Act;

(f)	“directors” means the directors of the Corporation;

(g)	“holiday” means Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) or any successor statute, as amended from time to time;

(h)	“meeting of shareholders” includes an annual meeting of the shareholders of the Corporation, a special meeting of the shareholders of the Corporation and a meeting of the holders of any class or series of shares of the Corporation;

(i)	“person” includes an individual, body corporate or other corporate entity, sole proprietorship, partnership, syndicate, unincorporated association or organization, joint venture, trust, employee benefit plan, government or any agency or political subdivision thereof, and a natural person acting as trustee, executor, administrator or other legal representative;

(j)	“recorded address” means, with respect to a single shareholder, his, her or its latest address as recorded in the securities register of the Corporation; with respect to joint shareholders, the first address appearing in the securities register of the Corporation in respect of their joint holding; and with respect to any other person, subject to the Act, his, her or its latest address as recorded in the records of the Corporation or otherwise known to the secretary, if any, of the Corporation;

(k)	“signing officers” means, in relation to any contract or document, the persons authorized to sign such contract or document on behalf of the Corporation; and

(l)	subject to the foregoing, words and expressions that are defined in the Act have the same meanings when used in this by-law and in all other by-laws of the Corporation.

1.02	Gender and Number:

Words importing the singular include the plural and vice-versa, words importing any gender include the masculine and feminine genders and neuter and headings in this by-law are for convenience of reference only and shall not affect the interpretation of this by-law or the other by-laws of the Corporation.

1.03	Unanimous Shareholders’ Agreement and Articles Govern:

Notwithstanding any provision of this by-law or any other by-law of the Corporation, where any such provision conflicts with a unanimous shareholders’ agreement affecting, or the articles of, the Corporation, the unanimous shareholder agreement or articles, as the case may be, shall govern.

Article Two

BUSINESS OF THE CORPORATION

2.01	Registered Office:

The registered office of the Corporation shall be located at such address within the requisite municipality or geographic township as the board may determine from time to time.

2.02	Seal:

The Corporation may have a corporate seal in such form as the board may determine from time to time.

2.03	Financial Year:

The financial year of the Corporation shall end on such day of the year as the board may determine from time to time.

2.04	Execution of Instruments:

All cheques or negotiable instruments require the signature of any two officers or a director and an officer of the Corporation. All contracts or documents so signed shall be binding upon the Corporation without further authorization or formality. In addition, the board may direct from time to time the manner in which and the person or persons by whom any particular contract or document or class of contracts or documents may or shall be signed on behalf of the Corporation. Any officer of the Corporation may affix the corporate seal, if any, of the Corporation to any contract or document, and may certify a copy of any resolution or of any by-law or contract or document of the Corporation to be a true copy thereof Subject to the provisions of this by-law relating to share certificates and to the Act, and if authorized by the board, the corporate seal, if any, of the Corporation and the signature of any signing officer may be mechanically or electronically reproduced upon any contracts or documents of the Corporation. Any such facsimile signature shall bind the Corporation notwithstanding that any signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contracts or documents. The term “contracts or documents” shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable, legal or equitable), agreements, releases, receipts and discharges for the payment of money, share certificates and other securities, warrants and all other instruments in writing.

To the extent permitted by the Act, and as circumstance dictates, contracts or documents may be executed in electronic form in a manner consistent with this Section 2.04.

2.05	Exercise of Corporation's Voting Rights:

Except as otherwise directed by the board, the persons authorized to sign contracts or documents on behalf of the Corporation may execute and deliver instruments of proxy and may arrange for the issue of voting certificates or other evidence of the right to exercise the voting rights attached to any securities held by the Corporation and such instruments, certificates or other evidence shall be in favour of such person as may be determined by the signing officers. However, the board may direct from time to time the manner in which and the person by whom any particular voting rights may or shall be exercised.

2.06	Banking Arrangements:

The banking business of the Corporation shall be transacted with such banks, trust companies or other person or persons as the board may determine from time to time and all such banking business shall be transacted on behalf of the Corporation by such person or persons and to such extent as the board may determine from time to time.

2.07	Charging Power:

Without restricting any powers of the board, whether derived from the Act or otherwise, the board may from time to time, without the authorization of the shareholders of the Corporation:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	subject to the provisions of the Act, give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any present or future, real or personal, immovable or movable, legal or equitable property of the Corporation (including without limitation its book debts, rights, powers, franchises and undertaking) to secure an obligation of the Corporation.

The board may by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer of the Corporation.

Article Three

DIRECTORS

3.01	Powers of the Board of Directors:

Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the business and affairs of the Corporation.

3.02	Qualifications:

No person shall be a director if the person is not an individual or is less than 18 years of age or is bankrupt or is found by a court to be of unsound mind. Except as permitted by the Act, a minimum of 25% of the directors shall be resident Canadians but when the required number of directors is two, only one of them need be a resident Canadian.

3.03	Number and Quorum of Directors:

The number of directors, including the number to be elected at the annual meeting of the shareholders of the Corporation, shall be the number from time to time fixed by the articles of the Corporation, or the number from time to time determined within the range provided for in the articles of the Corporation by special resolution of the shareholders of the Corporation (or by the directors when empowered to do so by special resolution of the shareholders). The number of directors from time to time required to constitute a quorum for the transaction of business at a meeting of the board shall be a majority of the number of directors so fixed or determined at that time (or, if that is a fraction, the next larger whole number of directors). Reference is made to sections 3.08 and 3.13 of this by-law.

3.04	Election and Term:

Directors shall be elected to hold office for a term or terms respectively expiring at the close of the first, second or third annual meeting of shareholders following their election or when their successors are elected. The term of a director who is elected for a term that is not expressly stated expires at the close of the first annual meeting of shareholders following his or her election or when his or her successor is elected. The incumbent directors continue in office until their respective successors are elected, unless their respective terms are earlier terminated. A director ceases to hold office when he or she dies, resigns, is removed or ceases to be qualified to be a director or when his or her successor is elected.

3.05	Resignation:

A director may resign by delivering or sending his or her resignation in writing to the Corporation and such resignation shall be effective when it is received by the Corporation or at such time as may be specified in the resignation, whichever is later.

3.06	Removal:

Subject to the Act, the shareholders of the Corporation entitled to elect a director may, by resolution at a meeting of shareholders, remove such director and may at the same meeting fill the vacancy created by such removal, failing which the vacancy may be filled by the remaining directors if a quorum of the board remains in office.

3.07	Statements:

A director who resigns or who learns of a meeting of shareholders called for the purpose of removing him or her or a meeting of shareholders or directors at which another person is to be elected or appointed a director in his or her place may submit to the Corporation a written statement giving the reasons for his or her resignation or the reasons why he or she opposes the proposed action. The secretary or another officer of the Corporation shall in accordance with the Act send, or cause to be sent, a copy of such statement to every shareholder of the Corporation entitled to receive notice of meetings of shareholders and to the Director.

3.08	Vacancies:

Notwithstanding vacancies but subject to the Act, the remaining directors may exercise all of the powers of the board as long as a quorum of the board remains in office. Subject to the articles of the Corporation, any vacancy in the board among directors whose election is not the exclusive right of the holders of any class or series of shares of the Corporation may be filled for the remainder of the unexpired term by:

(a)	the shareholders of the Corporation at a special meeting of shareholders called for the purpose; or
(b)	the remaining directors (notwithstanding that at least 25% of those acting are resident Canadians), unless (i) there is no quorum, (ii) the vacancy results from a failure to elect the number of directors required to be elected at any meeting of shareholders, (iii) the vacancy results from an increase in the number or maximum number of directors fixed by the articles of the Corporation, or (iv) the directors have been empowered by special resolution of the shareholders to determine the number of directors within the range provided for in the articles of the Corporation and the number of directors in office after the filling of the vacancy would be greater than one and one-third times the number of directors required to have been elected at the last preceding annual meeting of shareholders; in any of which events the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call the meeting or if there are no directors then in office, the meeting may be called by any shareholder of the Corporation.
3.09	Calling Meetings:

Meetings of the board shall be held from time to time at such places within or outside Ontario (or by such communications facilities as are permitted by the Act) on such days and at such times as the chairman of the board, the managing director, the president if a director, a vice-president who is a director, any two directors or any other officer designated by the board may determine, and the secretary or another officer of the Corporation shall give notice of any such meeting when directed by the person calling it. In any financial year of the Corporation a majority of the meetings of the board may be held within or outside Canada.

3.10	Notice:

Notice of the time and of the place or manner of participation for every meeting of the board shall be sent to each director not less than two business days (excluding Saturdays, Sundays and holidays) before the time of the meeting. A meeting of the board may resume without further notice following an adjournment if the time and place for resuming the meeting are announced at the meeting prior to the adjournment. Reference is made to Article Ten of this by-law.

3.11	First Meeting of New Board:

Each newly constituted board may hold its first meeting without notice on the same day as the meeting of shareholders at which such board is elected.

3.12	Regular Meetings:

The board may appoint a day or days in any months for regular meetings of the board to be held at a place or by communications facilities and at an hour to be named. A copy of any resolution of the board fixing the time and place or manner of participation for such regular meetings shall be sent to each director and forthwith after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting.

3.13	Meetings by Telephone:

If all the directors present at or participating in the meeting consent (which consent may be given at any time), a meeting of the board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and each director participating in such a meeting by such means shall be deemed to be present at the meeting.

3.14	Chairman:

The chairman of the board or, in his or her absence, the president if a director or, in their absence, a director designated by the board, shall be chairman of any meeting of the board. If no such person is present, the directors present shall choose one of them to be chairman of the meeting.

3.15	Voting:

At all meetings of the board every question submitted for approval at a meeting of the Board of Directors shall require the approval of a majority of the directors present at such meeting. In the case of an equality of votes, the chairman of the meeting shall be entitled to a casting vote.

3.16	One-Director Meetings:

Where the required number of directors is one, the sole director of the Corporation may constitute a meeting.

3.17	Signed Resolutions:

When there is a quorum of directors in office, a resolution in writing signed by all of the directors entitled to vote thereon at a meeting of the board or any committee thereof is as valid as if passed at such meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date, and, if signed in counterpart on different dates, shall be deemed to have passed on the later of such dates.

3.18	Remuneration:

Directors may be paid such remuneration for acting as directors and such amounts in respect of their out-of-pocket expenses incurred in performing their duties as the board may determine from time to time. Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

Article Four

COMMITTEES OF THE BOARD

4.01	Audit Committee:

The board may, and where required by the Act shall, appoint an audit committee composed of such number of directors, being not less than three, as the board may determine from time to time. A majority of the members of the audit committee shall not be officers or employees of the Corporation or of any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and report thereon to the board before such financial statements are approved by the board, and may exercise any other powers lawfully delegated to such committee by the board under the Act.

4.02	Other Committees:

From time to time the board may also appoint one or more other committees,. Each committee may exercise those powers lawfully delegated to such committee by the board or provided by the Act.

4.03	Procedure:

The members of each committee shall hold office while directors during the pleasure of the board or until their successors shall have been appointed. The board may fill any vacancy in a committee from among the directors. Unless otherwise determined by the board, each committee may fix its quorum, elect its chairman and adopt rules to regulate its proceedings. Subject to the foregoing, the proceedings of each committee shall be governed by the provisions of this by-law which govern proceedings of the board so far as the same can apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor, in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor, in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his or her absence, some other member of the committee. Each committee shall keep records of its proceedings and transactions and shall report all such proceedings and transactions to the board in a timely manner.

Article Five

OFFICERS

5.01	Appointment of Officers:

From time to time the board may appoint a chairman of the board, a vice-chairman of the board, a president, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice-presidents (to which title may be added words indicating seniority or function), one or more general managers (to which title may be added words indicating seniority or function), a secretary, a treasurer, a controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office.

5.02	Appointment of Non-Officers:

The board may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the board may determine from time to time.

5.03	Terms of Employment:

The board may settle from time to time the terms of employment of the officers and other persons appointed by it and may remove at its pleasure any such person without prejudice to his or her rights, if any, to compensation under any employment contract. Otherwise each such officer and person shall hold his or her office or position until he or she resigns or ceases to be qualified for his or her office or position or until his or her successor is appointed.

5.04	Powers and Duties of Officers:

The board may from time to time specify the duties of each officer, delegate to him or her powers to manage any business or affairs of the Corporation (including the power to sub-delegate) and change such duties and powers, all insofar as not prohibited by the Act. To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

5.05	Agents and Attorneys:

The board or any officer of the Corporation designated by the board may from time to time appoint agents or attorneys for the Corporation in or out of Canada with such lawful powers (including the power to sub-delegate) as may be thought fit.

5.06	Incentive Plans:

For the purposes of enabling key officers and employees of the Corporation and affiliates of the Corporation to participate in the growth of the Corporation and of providing effective incentives to such officers and employees, the board may establish such plans (including stock option plans, stock purchase plans and stock bonus plans) and make such rules and regulations with respect thereto, and make such changes in such plans, rules and regulations, as the board may deem advisable from time to time. From time to time the board may designate the key officers and employees of the Corporation and affiliates of the Corporation entitled to participate in any such plan. For the purposes of any such plan the Corporation may provide such financial assistance by means of loan, guarantee or otherwise to key officers and employees of the Corporation and affiliates of the Corporation as is permitted by the Act.

Article Six

CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

6.01	Standard of Care:

Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

6.02	Disclosure of Interest:

A director or officer of the Corporation who now or in future is a party to, or is a director or officer of or has a material interest in another person who is a party to, any existing or proposed material contract or transaction with the Corporation shall, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of a meeting of the board the nature and extent of his or her interest. Except as permitted by the Act a director so interested shall not vote on any resolution to approve any such contract or transaction. A general notice to the board by a director or officer of the Corporation that he or she is a director or officer of, or has a material interest in, a person and is to be regarded as interested in, any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any contract or transaction so made or entered into.

6.03	Effect of Disclosure:

Where the Corporation enters into a material contract or transaction with a director or officer (or with another person of which a director or officer is a director or officer or in which he or she has a material interest) the director or officer is not accountable to the Corporation or the shareholders of the Corporation for any profit or gain realized from the contract or transaction and the contract or transaction is neither void nor voidable, by reason only of that relationship (or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction), if the director or officer disclosed his or her interest in the manner referred to in section 6.02 of this by-law and the contract or transaction was reasonable and fair to the Corporation at the time it was so authorized.

Notwithstanding the foregoing, a director or officer, acting honestly and in good faith, is not accountable to the Corporation or to the shareholders of the Corporation for any profit or gain realized from any such contract or transaction by reason only of his or her being a director or officer, and the contract or transaction, if it was reasonable and fair to the Corporation at the time it was approved, is not by reason only of the interest of the director or officer therein void or voidable, if the contract or transaction is confirmed or approved by at least two-thirds of the votes cast at a special meeting of the shareholders called for that purpose and the nature and extent of the interest of the director or officer in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in an information circular relating thereto, or if the contract or transaction is confirmed or approved by a signed special resolution of the shareholders and the nature and extent of the interest of the director or officer in the contract or transaction are disclosed in reasonable detail to the shareholders signing such special resolution before it is signed.

6.04	Indemnity:

Every person who at any time is or has been a director or officer of the Corporation or who at any time acts or has acted at the request of the Corporation as a director or officer of a body corporate or other corporate entity of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of every such person, shall at all times be indemnified by the Corporation in every circumstance where the Act so permits or requires. In addition and without prejudice to the foregoing and subject to the limitations in the Act regarding indemnities in respect of derivative actions, every person who at any time is or has been a director or officer of the Corporation or properly incurs or has properly incurred any liability on behalf of the Corporation or who at any time acts or has acted at the request of the Corporation (in respect of the Corporation or any other person), and his or her heirs and legal representatives, shall at all times be indemnified by the Corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him or her in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or completed) to which he or she is or may be made a party, or in which he or she is or may become otherwise involved, by reason of being or having been such a director or officer or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him or her in any such capacity or otherwise in respect of any of the foregoing), and all appeals therefrom, if:

(a)	he or she acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Nothing in this section shall affect any other right to indemnity to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) of this section or any corresponding condition in the Act. From time to time the board may determine that this section shall also apply to the employees of the Corporation who are not directors or officers of the Corporation or to any particular one or more or class of such employees, either generally or in respect of a particular occurrence or class of occurrences and either prospectively or retroactively. From time to time the board may also revoke, limit or vary the continued such application of this section.

6.05	Limitation of Liability:

So long as he or she acts honestly and in good faith with a view to the best interests of the Corporation, no person referred to in section 6.04 of this by-law (including, to the extent it is then applicable to them, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation, except where so required by the Act.

6.06	Insurance:

Subject to the Act, the Corporation may purchase liability insurance for the benefit of any person or persons referred to in section 6.04 of this by-law.

Article Seven

SHARES

7.01	Issue:

Subject to the articles of the Corporation, the board may issue all or from time to time any unissued shares which the Corporation is authorized to issue to such persons and for such consideration as the board shall determine. No share of the Corporation shall be issued until the Corporation has received the requisite consideration for such share in compliance with the Act.

7.02	Commissions:

From time to time the board may authorize the Corporation to pay a reasonable commission to any person in consideration of his, her or it purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or in consideration of his, her or it procuring or agreeing to procure purchasers for such shares.

7.03	Share Certificates:

Every shareholder of the Corporation is entitled at his, her or its option to a share certificate that complies with the Act and states the number, class and series designation, if any, of shares of the Corporation held by him, her or it as appears on the records of the Corporation, or a non-transferable written acknowledgement of his, her or its right to obtain such a share certificate. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares of the Corporation held jointly by several persons, and delivery of such share certificate or acknowledgement to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgements shall be in such form as the board shall approve from time to time and, unless otherwise ordered by the board, shall be signed in accordance with section 2.04 of this by-law and need not be under the corporate seal of the Corporation. However, share certificates representing shares of the Corporation in respect of which a transfer agent has been appointed shall be signed manually by or on behalf of such transfer agent and other share certificates and acknowledgements shall be signed manually by at least one signing officer.

7.04	Replacement of Share Certificates:

The board, or if designated by the board the secretary of the Corporation, may prescribe either generally or in a particular case the conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

7.05	Transfer Agent:

From time to time the board may appoint or remove a trustee, transfer agent or other agent to keep the securities register and the register of transfers, one or more persons or agents to keep branch registers, and a registrar, trustee or agent to maintain a record of issued security certificates and warrants of the Corporation. Subject to the Act, one person may be appointed for purposes of the foregoing in respect of all securities and warrants of the Corporation or any class or series thereof.

7.06	Lien for Indebtedness:

Except when the Corporation has shares listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation shall have a lien on the shares registered in the name of a shareholder or his or her legal representative for any debt of the shareholder to the Corporation. Subject to the Act, the Corporation may enforce such lien without notice or liability by refusing to register a transfer of any such shares until the debt is paid, setting off against the debt any dividends or other distributions payable on any such shares, redeeming any such shares, if redeemable, and applying the redemption price less costs of redemption to the debt, purchasing any such shares and applying the purchase price, less any taxes thereon and costs of purchase, to the debt, selling any such shares as if the Corporation were the owner thereof, at any time and place and to any person and on any commercially reasonable terms, and applying to the debt the cash proceeds of the sale, less any taxes thereon and all reasonable expenses incurred in connection with the sale, or cancelling such shares insatisfaction of the debt, or by any other method permitted by law or by any combination of any of the foregoing.

7.07	Dealings with Registered Shareholder:

Subject to the Act and applicable securities laws and regulations, the Corporation may treat the registered owner of a share of the Corporation as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of such share and otherwise to exercise all of the rights and powers of the holder of such share. The Corporation may, however, and where required by the Act shall, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his, her or its authority to exercise the rights relating to a share of the Corporation.

Article Eight

DIVIDENDS AND RIGHTS

8.01	Dividends:

Subject to the Act, the articles of the Corporation and any unanimous shareholders agreement, the board may from time to time declare dividends payable to the shareholders of the Corporation according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire such shares. The board shall determine the value of any such property, shares, options or rights and such determination shall be conclusive evidence of the value thereof.

8.02	Dividend Cheques:

A dividend payable to any shareholder of the Corporation in money may be paid by cheque payable to, or to the order of, the shareholder and shall be mailed to the shareholder by prepaid mail addressed to him, her or it at his, her or its recorded address unless he, she or it directs otherwise in writing. In the case of joint holders the cheque shall be made payable to, or to the order of, all of them, unless such joint holders direct otherwise in writing. The mailing of a cheque as aforesaid, unless it is not paid on due presentation, shall discharge the liability of the Corporation for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld. If any dividend cheque sent is not received by the payee, the Corporation shall issue to such person a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board or any person designated by the board may require.

8.03	Record Date for Dividends and Rights:

The board may fix in advance a date preceding by not more than 50 clear days the date for the payment of any dividend or the making of any distribution or for the issue of any warrant or other evidence of right to acquire securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right. In every such case only the persons who are holders of record of the relevant shares at the close of business on the date so fixed shall be entitled to receive payment of such dividend or distribution or to receive such right. Notice of any such record date fixed by the board shall be given as and when required by the Act. Where no such record date is fixed by the board, the record date for the determination of the persons entitled to receive payment of such dividend or distribution or to receive such right shall be the close of business on the day on which the board passes the resolution relating thereto.

Article Nine

MEETINGS OF SHAREHOLDERS

9.01	Annual Meeting:

The annual meeting of the shareholders of the Corporation shall be held on such day and at such time as the board may, subject to the Act, determine from time to time, for the purpose of receiving the financial statements and reports required by the Act to be placed before each annual meeting of shareholders, electing directors (if required), appointing the auditor (if required) and fixing or authorizing the board to fix remuneration (if required) and transacting such other business as may properly be brought before the meeting.

9.02	Special Meeting:

From time to time the board may call a special meeting of the shareholders of the Corporation to be held on such day and at such time as the board may determine. Any special meeting of shareholders of the Corporation may be combined with an annual meeting.

9.03	Place of Meetings:

Meetings of shareholders of the Corporation shall be held at such place in or outside Ontario as the board may determine from time to time.

9.04	Record Date:

The board may fix in advance a record date, preceding the date of any meeting of the shareholders of the Corporation by not more than 60 clear days nor less than 30 clear days, for the determination of the shareholders of the Corporation entitled to notice of the meeting, and where no such record date for notice of the meeting is fixed by the board, the record date for notice of the meeting shall be the close of business on the day immediately preceding the day on which notice of the meeting is given. Notice of any such record date fixed by the board shall be given as and when required by the Act.

9.05	Shareholder List:

For each meeting of shareholders of the Corporation there shall be prepared an alphabetical list of shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder. The list shall be prepared if a record date for such notice is fixed by the board, not later than 10 clear days thereafter, if no record date for such meeting is fixed by the board, at the close of business on the day immediately preceding the day on which notice of the meeting is given, or if no notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder of the Corporation prior to the meeting during usual business hours at the registered office of the Corporation or at the place where the securities register is kept, and at the meeting. Where a separate list is not prepared, the names of the shareholders of the Corporation entitled to receive notice of the meeting and the number of shares of the Corporation entitled to be voted thereat and held by each of them as appears in the securities register at the requisite time (excluding shares not entitled to be voted at the meeting), shall constitute the list prepared in accordance with this section.

9.06	Notice:

Notice in writing of the time, place and purpose for holding each meeting of the shareholders of the Corporation shall be sent not less than 10 clear days if the Corporation is not an offering corporation, or 21 clear days otherwise, and not more than 50 clear days, before the date on which the meeting is to be held, to each director, the auditor, if any, of the Corporation and each person who on the record date for notice of the meeting appears in the securities register of the Corporation as the holder of one or more shares of the Corporation carrying the right to vote at the meeting or as the holder of one or more shares of the Corporation the holders of which are otherwise entitled to receive notice of the meeting. Notice of a meeting of the shareholders of the Corporation shall state or be accompanied by a statement of the nature of all special business to be transacted at the meeting in sufficient detail to permit the shareholder to form a reasoned judgement thereon, and the text of any special resolution or by-law to be submitted to the meeting. Reference is made to Article Ten of this by-law.

9.07	Proxy and Management Information Circular:

If the Corporation is an offering corporation, the secretary, another officer or a director of the Corporation shall, concurrently with sending, or causing to be sent, notice of a meeting of shareholders: (a) send, or cause to be sent, a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of and is entitled to vote at the meeting; (b) send, or cause to be sent, such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor of the Corporation; and (c) file, or cause to be filed, with any regulatory and other agencies entitled thereto a copy of all documents sent to shareholders of the Corporation in connection with the meeting.

9.08	Shareholder Proposal:

Any shareholder of the Corporation entitled to vote at a meeting of shareholders may submit to the Corporation notice of any proposal that such shareholder wishes to raise at the meeting and may discuss at the meeting any matter in respect of which such shareholder would have been entitled under the Act to submit a proposal. Where so required by the Act, the management information circular prepared in respect of the meeting shall set out or be accompanied by such proposal.

9.09	Persons Entitled to be Present:

The only persons entitled to attend a meeting of the shareholders of the Corporation shall be those persons entitled to notice thereof, those entitled to vote thereat and others who although not entitled to notice thereof are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.10	Chairman, Secretary and Scrutineer:

The chairman of the board or, in his or her absence, the president or, in their absence, a person designated by the board, shall be chairman of any meeting of shareholders. If no such person is present within 15 minutes after the time appointed for the holding of the meeting, the persons present and entitled to vote shall choose one of them to be chairman. The secretary or another officer of the Corporation may act as secretary of the meeting. If no officer of the Corporation is present at the meeting, the chairman of the meeting may appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by the chairman of the meeting or by a resolution of the shareholders to act as scrutineer of the meeting.

9.11	Quorum:

The quorum for the transaction of business at any meeting of the shareholders of the Corporation shall be any two shareholders, if the Corporation has more than one shareholder, present at the opening of the meeting who are entitled to vote thereat either as shareholders, if the corporation has more than one shareholder, or proxy holders. If a quorum is not present within such reasonable time after the time appointed for the holding of the meeting as the persons present and entitled to vote thereat may determine, such persons may adjourn the meeting to a fixed time and place.

9.12	Persons Entitled to Vote:

Without prejudice to any other right to vote, every shareholder of the Corporation recorded on the shareholder list prepared in accordance with section 9.05 of this by-law is entitled, at the meeting to which the list relates, to vote the shares of the Corporation shown thereon opposite the name of such shareholder, except to the extent that the shareholder transfers ownership of any such shares after the record date for notice of the meeting and the transferee establishes that he, she or it owns the shares and requests not later than two clear days before the meeting that his, her or its name be included in the list (in which case the transferee is entitled to vote such shares at the meeting). Where two or more persons hold a share or the same shares jointly, any one of them present or represented by proxy may, in the absence of the others, vote such share or shares but, if more than one of such persons are present or represented and vote, they shall vote such share or shares together as one or not at all.

9.13	Proxies:

Shareholders of the Corporation shall be entitled to vote in person or, if a body corporate or other corporate entity, by a representative properly authorized by a resolution of the board of directors or other governing body of such body corporate or other corporate entity. Every shareholder of the Corporation, including a shareholder that is a body corporate or other corporate entity, entitled to vote at a meeting of the shareholders of the Corporation may by means of a proxy appoint a proxyholder or alternate proxyholders, who need not be shareholders of the Corporation, as his, her or its nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

Signatures to instruments of proxy need not be witnessed and may be printed, lithographed or otherwise reproduced thereon. The chairman of the meeting shall determine the authenticity of all signatures.

The board by resolution may also permit particulars of instruments of proxy for use at or in connection with any meeting of the shareholders of the Corporation and, if so determined by the board, any adjournment thereof, to be telecopied, telegraphed, telexed or cabled to the secretary or another officer of the Corporation or such other agent as the board may from time to time determine prior to any meeting of the shareholders of the Corporation, and, in such event, such instruments of proxy, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

The chairman of any meeting of the shareholders of the Corporation may also in his or her discretion, unless otherwise determined by resolution of the board, accept telecopied, telegraphic, telex or cable communication as to the authority of anyone claiming to vote on behalf of or to represent a shareholder of the Corporation notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation and any votes cast in accordance with such telecopied, telegraphic, telex or cable communication accepted by the chairman shall be valid and shall be counted.

A proxy may be signed and delivered in blank and filled in afterwards by the chairman of the board, the president, the secretary or an assistant-secretary of the Corporation or by any other person designated by the board.

It shall not be necessary to insert in the proxy the number of shares of the Corporation owned by the appointor.

The board may, at the expense of the Corporation, send out a form of proxy in which certain directors or officers of the Corporation or other persons are named, which may be accompanied by stamped envelopes for the return of the forms of proxy, even if the directors so named vote the proxies in favour of their own election as directors.

The board may specify in the notice calling a meeting of the shareholders of the Corporation a time, not exceeding 48 hours (excluding Saturdays and holidays) preceding the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary or another officer of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting on the particular matter.

A proxy ceases to be valid one year from its date.

9.14	Revocation of Proxies:

In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing signed in the same manner as a proxy and deposited either at the registered office of the Corporation at any time up to and including the last day (excluding Saturdays and holidays) preceding the date of the meeting of the shareholders of the Corporation or any adjournment thereof at which the proxy is to be used, or with the chairman of such meeting or any adjournment thereof before the time of voting on the particular matter.

9.15	Voting:

At each meeting of the shareholders of the Corporation every question proposed for consideration by the shareholders shall be decided by a majority of the votes cast thereon, unless otherwise required by the Act or applicable securities laws or regulations, the articles or by-laws of the Corporation or any Unanimous Shareholders’ Agreement. Every question submitted to a meeting of the shareholders of the Corporation may be decided either by a show of hands or by ballot.

9.16	Show of Hands:

At each meeting of the shareholders of the Corporation voting shall be by show of hands unless a ballot is required or demanded as hereinafter provided. Upon a show of hands every person present and entitled to vote on the show of hands shall vote all of the shares they are entitled to vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon be so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the question was carried or carried by a particular majority or not carried or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or proportion of votes cast for or against.

9.17	Ballots:

On any question proposed for consideration at a meeting of the shareholders of the Corporation a ballot may be required by the chairman of the meeting or demanded by any person present and entitled to vote, either before any vote by show of hands or after any vote by show of hands and prior to the declaration of the result of the vote by show of hands by the chairman of the meeting. If a ballot is so required or demanded and such requirement or demand is not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting shall direct. Subject to the articles of the Corporation, upon a ballot each person present shall be entitled to the number of votes specified in the articles of the Corporation in respect of each share of the Corporation which he, she or it is entitled to vote at the meeting on the particular matter.

9.18	Adjournment:

The chairman of a meeting of the shareholders of the Corporation may terminate the meeting following the conclusion of all business which may properly come before the meeting. A meeting of the shareholders of the Corporation may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of shares present or represented in person or by proxy at the meeting. Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting. If a meeting of the shareholders of the Corporation is adjourned by one or more adjournments for an aggregate of less than 30 clear days, it is not necessary to give notice of the resumption of the meeting if the time and place for resuming the meeting are announced at the first meeting which is adjourned.

9.19	Procedure at Meetings:

The chairman of any meeting of the shareholders of the Corporation shall determine the procedure thereat in all respects and his or her decision on all matters or things, including but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy or ballot, shall be conclusive and binding upon all of the shareholders of the Corporation, except as otherwise provided in the by-laws of the Corporation.

9.20	One-Shareholder Meeting:

Where all of the outstanding shares of any class or series of shares of the Corporation are held by one shareholder, that shareholder present in person or by proxyholder or by authorized representative constitutes a meeting of the holders of that class or series of shares.

9.21	Signed Resolutions:

Subject to the Act, a resolution in writing signed by all of the shareholders of the Corporation entitled to vote thereon at a meeting of the shareholders of the Corporation is as valid as if passed at a meeting and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all of the shareholders of the Corporation entitled to vote thereat satisfies all requirements of the Act relating to that meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

Article Ten

NOTICES

10.01	To Shareholders and Directors:

Any notice or document required or permitted to be sent by the Corporation to a shareholder or director may be mailed by prepaid mail in a sealed or unsealed envelope addressed to, or may be delivered personally to, such person at his, her or its last address recorded in the records of the Corporation, or may be sent by any other means permitted under the Act. If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth clear day after mailing. If notices or documents so mailed to a shareholder are returned on three consecutive occasions because he, she or it cannot be found, the Corporation need not send, or cause to be sent, any further notices or documents to such shareholder until he, she or it informs the Corporation in writing of his, her or its new address. If the address of any shareholder does not appear in the records of the Corporation, then any notice or document may be mailed to such address as the person sending the notice or document may consider to be most likely to promptly reach such shareholder.

10.02	To Others:

Any notice or document required or permitted to be sent by the Corporation to any other person may be delivered personally to such person, addressed to such person and delivered to his, her or its last address recorded in the records of the Corporation, mailed by prepaid mail in a sealed or unsealed envelope addressed to such person at his, her or its address recorded in the records of the Corporation, or addressed to such person and sent to his, her or its last address recorded in the records of the Corporation by telecopier, telegram, telex or any other means of legible communication then in business use in North America. A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box (if mailed) or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be (if sent by telecopier, telegram, telex or other means of legible communication).

10.03	Changes in Recorded Address:

The secretary or any other officer of the Corporation may change the address recorded in the records of the Corporation of any person in accordance with any information such person believes to be reliable.

10.04	Computation of Days:

In computing any period of days or clear days under the by-laws of the Corporation or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on a holiday, the period shall end at midnight of the first day next following such day that is not a holiday.

10.05	Omissions and Errors:

The accidental omission to give any notice to any person, or the non-receipt of any notice by any person or any immaterial error in any notice shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.06	Unregistered Shareholders:

Subject to the Act, every person who becomes entitled to any share of the Corporation shall be bound by every notice in respect of such share which was given to any previous holder thereof prior to the name and address of such person being entered on the securities register of the Corporation.

10.07	Waiver of Notice:

Any person entitled to attend a meeting of the shareholders of the Corporation or directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or his, her or its proxyholder or authorized representative or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. In addition, where any notice or document is required to be given under the articles or by-laws of the Corporation or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Any meeting may be held without notice or on shorter notice than that provided for in the by-laws of the Corporation if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.